Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-37261 and 333-162897 on Form S-8 of Southern Union Company, of our report dated June 16, 2010, appearing in this Annual report on Form 11-K of the Southern Union Company Savings Plan (the “Plan”) for the year ended December 31, 2009.

/s/ McConnell & Jones LLP
Houston, Texas
June 16, 2010